Exhibit T3A-8

LLC-1 Articles of Organization of a Limited Liability Company (LLC) To form a limited liability company in California, you can fill out this form, and submit for filing along with: A $70 filing fee. A separate, non-refundable $15 service fee also must be included. if you drop off the completed form. Important/ LLCs in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board. For more information, go to https://www.ftb.ca.gov. LLCs may not provide “professional services,” as defined by California Corporations Code sections 13401(a) and 13401.3. Note: Before submitting the completed form, you should consult with a private attorney for advice about your specific business needs. 2014300103 22 ICC INDE FILED Secretary of State State of California OCT 27 2014 This Space For Office Use Only For questions about this form, go to www.sos.ca.gov/business/bc/filing-tips.htm. LLC Name (List the proposed LLC name exactly as it is to appear on the records of the California Secretary of State.) CA Care LLC Purpose Proposed LLC Naing The name must incluce: LLC, L.L.C., Limited Liability Company, Limited Liability Co., Ltd. Liability Co. or Ltd. Liabilly Company, and may not include: bank, trust, trustes, incorporated, Inc., corporation, or corp., Insurer, or maurance company. Far goneral entity namo requirements and “osarictions, go to www.potu.on.juw/buskin-availabilly.htm. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act. LLC Addresses a. SAN DIEGO Initial Street Address of Dosignated Office in CA-Do not list a PQ Box 4645 DE SOTO STREET b. Initial Mailing Address of LLC, if different from 3a City (no nhbreviations) CA 92109 Steta Zip City (no abbreviations) Stata Zip Service of Process (List a California resident or a Califomia registered corporate agent that agrees to be your initial agent to accept service of process in case your LLC is sued. You may list any aduit who lives in California. You may not list an LLC as the agent. Do not list an address if the agent is a California registered corporale agent no the address for service of process is already on file.) @ Paracorp Incorporated a. b. Agent’s Name Agent’s Street Addrosa (il agent is not a corporation)—Do not list a PO. Box City fino atibroviations) Management (Check only one.) The LLC will be managed by: One Manager CA State Zip More Thar One Manager ✓ All Limited Liability Company Member(s) This form must be signed by each organizer. If you need more space, attach oxtra pages that aro 1-sided and on standard letler-sized paper (8 1/2” x 11”) All nitachments are made part of these articles of organization. Organizer Sigo here Make check/money order payable lo: Secretary of State Upon filling, we will ralum one (1) uncerlifiod copy of your liked document for free, and will certify the copy upon request and payment of a $5 certification fee. Robert K. Mayerson Print your name hare By Mall Secretary of State Business Entitlos, P.O. Box 944228 Sacramento, CA 94244-2280 Corporations Code § 177014, 17701.08. 17701.13, 17702.01, Revenue and Taxation Unde§ 17 LI.C-1 (REV 01/2014) Drop-Off Secretary of Stalo 1500 11th Street., 3rd Floor Sacramento, CA 95814 2014 Califomie Sacretary of State www.sos.ca.gov.